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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                               JURISDICTION OF
SUBSIDIARY                                                     ORGANIZATION            TRADENAME(s)
----------                                                     ---------------         ------------


Bonstores Holdings One, LLC                                    Delaware

Bonstores Holdings Two, LLC                                    Delaware

Bonstores Realty One, LLC                                      Delaware

Bonstores Realty Two, LLC                                      Delaware

Bon-Ton Distribution, Inc.                                     Illinois                Carson Pirie Scott Furniture
                                                                                       Gallery

Capital City Commons Realty, Inc.                              Pennsylvania

Carson Pirie Scott II, Inc.                                    Mississippi             Herberger's and Younkers

Carson Pirie Scott, Inc.                                       Alabama                 Boston Store, Boston Store
                                                                                       Furniture Gallery,
                                                                                       Herberger's and Younkers

Elder-Beerman Holdings, Inc.                                   Ohio

Elder-Beerman Operations, LLC                                  Ohio

Elder-Beerman West Virginia, Inc.                              West Virginia           Elder-Beerman

Herberger's Department Stores, LLC                             Minnesota               Herberger's

McRIL, LLC                                                     Virginia                Bergner's, Carson Pirie
                                                                                       Scott, Carson Pirie Scott
                                                                                       Furniture Gallery and
                                                                                       Younkers

The Bon-Ton Department Stores, Inc.                            Pennsylvania            Bon-Ton

The Bon-Ton Giftco, Inc.                                       Florida                 Bon-Ton

The Bon-Ton Properties - Eastview G.P., Inc.                   New York

The Bon-Ton Properties - Eastview L.P.                         Delaware

The Bon-Ton Properties - Greece Ridge G.P., Inc.               New York

The Bon-Ton Properties - Greece Ridge L.P.                     Delaware

The Bon-Ton Properties - Irondequoit G.P., Inc.                New York

The Bon-Ton Properties - Irondequoit L. P.                     Delaware

The Bon-Ton Properties - Marketplace G.P., Inc.                New York

The Bon-Ton Properties - Marketplace L.P.                      Delaware

The Bon-Ton Stores of Lancaster, Inc.                          Pennsylvania            Bon-Ton

The Bon-Ton Trade, LLC                                         Delaware

The Elder-Beerman Stores Corp.                                 Ohio                    Elder-Beerman


All subsidiaries are wholly owned.